Farmer Mac Reports Third Quarter 2019 Results
- Grew Outstanding Business Volume to $20.9 Billion -
-
WASHINGTON, November 6, 2019 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Sequential net business volume growth of $185.6 million to total outstanding business volume of $20.9 billion, primarily driven by the Farm & Ranch and Rural Utilities lines of business

•	Net income attributable to common stockholders of $14.4 million, or $1.33 per diluted common share

•	Core earnings, a non-GAAP measure, grew 5% year-over-year to $23.4 million, or $2.17 per diluted common share

•	Net interest income of $40.1 million, compared to $45.1 million for the prior-year period

•	Net effective spread, a non-GAAP measure, increased 9% from the prior-year period to $42.5 million

•	90-day delinquencies were 0.81% of the $7.4 billion Farm & Ranch portfolio and 0.29% of total outstanding business volume as of September 30, 2019

"Our third quarter 2019 results continued our strong momentum from the first half of the year with another quarter of solid core earnings and portfolio growth in our core lines of business," said President and Chief Executive Officer Brad Nordholm. "Farmer Mac continues to be fundamentally healthy as we are in excellent financial condition in all facets of our operations, consistently leverage our inherent cost of funding advantage, and are seeing some early successes from organizational changes that allow us to be more commercially focused and enhance our emphasis on customer service. All these factors allow us to continue to succeed in filling our mission to increase the availability and affordability of credit for rural America while delivering value for our shareholders."

Third Quarter 2019 Results

Business Volume

Outstanding business volume was $20.9 billion as of September 30, 2019, which represents a sequential increase of $185.6 million from June 30, 2019 after taking into account all new business, maturities, and paydowns on existing assets. This increase was driven by net growth of $102.4 million in Farm & Ranch, $76.9 million in Rural Utilities, and $46.4 million in USDA Guarantees, partially offset by a net decrease of $40.1 million in Institutional Credit.

The $102.4 million net increase in Farm & Ranch was comprised of an $82.7 million net increase in outstanding loan purchase volume and a $19.7 million net increase in loans under long-term standby purchase commitments (LTSPCs). This growth outpaced the seasonally large amount of repayments that resulted from a July 1 payment date on most loans within the Farm & Ranch portfolio.

Net growth in Rural Utilities was primarily due to the purchase of multiple loans that totaled $117.3 million. These purchases were partially offset by repayments of $40.3 million during the quarter.

USDA Guarantees grew by $46.4 million in third quarter 2019, compared to net growth of $36.6 million in second quarter 2019. This increase in growth reflects Farmer Mac's ability to more effectively meet customer demands in an increasingly competitive environment.

Institutional Credit decreased by $40.1 million, primarily related to the maturity of one $75.0 million AgVantage security that did not renew. This maturity was partially offset by net growth of $52.6 million from two of Farmer Mac's financial fund counterparties.

Spreads

Net interest income was $40.1 million for third quarter 2019, compared to $45.1 million for third quarter 2018, primarily due to a $5.5 million decrease in net fair value changes from fair value hedge accounting relationships and a $2.2 million increase in funding and liquidity costs. These factors were partially offset by a $3.3 million increase in interest income generated from new business volume. Overall net interest yield was 0.78% for third quarter 2019, compared to 0.99% for third quarter 2018. The 21 basis point year-over-year decrease was primarily attributable to an 11 basis point decrease in net fair value changes from fair value hedge accounting relationships and a 9 basis point increase in funding and liquidity costs.

Net effective spread, a non-GAAP measure, grew 9% to $42.5 million in third quarter 2019, compared to $39.1 million in third quarter 2018, primarily due to a $3.8 million increase in net effective spread from new business volume. In percentage terms, net effective spread was 0.90% in third quarter 2019, compared to 0.93% in third quarter 2018.

Earnings

Net income attributable to common stockholders for third quarter 2019 was $14.4 million ($1.33 per diluted common share), compared to $26.5 million ($2.46 per diluted common share) for third quarter 2018. The difference was primarily due to a $6.3 million after-tax decrease in the fair value of undesignated financial derivatives, a $3.9 million after-tax decrease in net interest income, a $1.4 million after-tax increase in operating expenses, and a $0.5 million after-tax provision for total loan losses.

Non-GAAP core earnings for third quarter 2019 were $23.4 million ($2.17 per diluted common share), an increase of $1.0 million compared to $22.4 million in third quarter 2018 ($2.08 per diluted common share). The year-over-year increase in core earnings was primarily due to a $2.7 million after-tax increase in net effective spread, partially offset by a $1.5 million after-tax increase in operating expenses.

See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for reconciliations of the comparable GAAP measures to these non-GAAP measures.

Credit

As of September 30, 2019, Farmer Mac's allowance for losses was $9.8 million (0.13% of the Farm & Ranch portfolio), compared to $9.1 million (0.13% of the Farm & Ranch portfolio) as of June 30, 2019 and $9.0 million (0.13% of the Farm & Ranch portfolio) as of September 30, 2018. The increase in the total allowance for losses from second quarter 2019 was primarily related to idiosyncratic factors of a few large loans and less related to systemic, macroeconomic factors. Idiosyncratic factors include death, divorce, or health issues experienced by a borrower or the borrower’s family, or economic conditions unique to a single entity.

As of September 30, 2019, Farmer Mac's 90-day delinquencies were $59.7 million (0.81% of the Farm & Ranch portfolio), compared to $28.0 million (0.38% of the Farm & Ranch portfolio) as of June 30, 2019 and $37.5 million (0.53% of the Farm & Ranch portfolio) as of September 30, 2018. The sequential increase in 90-day delinquencies is consistent with the seasonal pattern of Farmer Mac's 90-day delinquencies fluctuating from quarter to quarter, both in dollars and as a percentage of the outstanding Farm & Ranch portfolio. Higher levels are generally observed at the end of the first and third quarters and lower levels are generally observed at the end of the second and fourth quarters of each year.

As of September 30, 2019, Farmer Mac had no delinquent AgVantage securities or delinquent Rural Utilities loans held or underlying LTSPCs. USDA Securities are backed by the full faith and credit of the United States. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.29% of total business volume as of September 30, 2019, compared to 0.14% as of June 30, 2019 and 0.19% as of September 30, 2018.

As of September 30, 2019, Farmer Mac's substandard assets were $290.5 million (3.9% of the Farm & Ranch portfolio), compared to $242.7 million (3.3% of the Farm & Ranch portfolio) as of June 30, 2019 and $216.0 million (3.1% of the Farm & Ranch portfolio) as of September 30, 2018. The $47.8 million sequential increase in substandard assets in third quarter 2019 was primarily due to the downgrade of more assets into the substandard category than those that were paid off or migrated to a more favorable category. Quarterly fluctuations in the total amount of substandard assets continue to be driven by idiosyncratic factors of a few large loans migrating into and out of the substandard asset pool and less related to systemic, macroeconomic factors.

Farmer Mac's 90-day delinquencies rate and substandard assets rate at the end of third quarter 2019 each remained below Farmer Mac's historical averages of 1.0% and 4.0%, respectively.

Capital

As of September 30, 2019, Farmer Mac's core capital level was $793.3 million, which was $184.9 million above the minimum capital level required by Farmer Mac's statutory charter.  Farmer Mac's Tier 1 capital ratio was 13.2% as of September 30, 2019.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's third quarter 2019 financial results will be held beginning at 11:00 a.m. Eastern time on Wednesday, November 6, 2019 and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616

Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for third quarter 2019 is in Farmer Mac's Quarterly Report on Form 10-Q for the period ended September 30, 2019 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed today with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•	the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;

•	legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural or rural utilities industries;

•	fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;

•
the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;

•	the general rate of growth in agricultural mortgage and rural utilities indebtedness;

•
the effect of economic conditions and geopolitics on agricultural mortgage lending or on borrower repayment capacity, including fluctuations in interest rates, changes in U.S. trade policies, and fluctuations in export demand for U.S. agricultural products;

•	changes in the level and direction of interest rates, which could, among other things, affect the value of collateral securing Farmer Mac's agricultural mortgage loan assets;

•	the degree to which Farmer Mac is exposed to basis risk, which results from fluctuations in Farmer Mac's borrowing costs relative to market indexes;

•	developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;

•	the effect of any changes in Farmer Mac's executive leadership; and

•
other factors that could have a negative effect on agricultural mortgage lending or borrower repayment capacity, including volatility in commodity prices, the effects of flooding and other weather-related conditions, and fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 21, 2019. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law or regulation. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and works to increase the availability and affordability of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. In fact, we are often able to provide the lowest cost of borrowing to agricultural and rural borrowers. For more than thirty years, Farmer Mac has been delivering the capital and commitment rural America deserves. More information about Farmer Mac (including the Quarterly Report on Form 10-Q and the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2019	December 31, 2018
	(in thousands)
Assets:
Cash and cash equivalents	$587,941	$425,256
Investment securities:
Available-for-sale, at fair value	3,111,632	2,217,852
Held-to-maturity, at amortized cost	45,032	45,032
Total Investment Securities	3,156,664	2,262,884
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	7,182,541	5,974,497
Held-to-maturity, at amortized cost	1,452,616	2,096,618
Total Farmer Mac Guaranteed Securities	8,635,157	8,071,115
USDA Securities:
Trading, at fair value	8,943	9,999
Held-to-maturity, at amortized cost	2,164,064	2,166,174
Total USDA Securities	2,173,007	2,176,173
Loans:
Loans held for investment, at amortized cost	4,998,526	4,004,968
Loans held for investment in consolidated trusts, at amortized cost	1,526,718	1,517,101
Allowance for loan losses	(8,024)	(7,017)
Total loans, net of allowance	6,517,220	5,515,052
Real estate owned, at lower of cost or fair value	1,770	128
Financial derivatives, at fair value	5,589	7,487
Interest receivable (includes $13,385 and $19,783, respectively, related to consolidated trusts)	158,720	180,080
Guarantee and commitment fees receivable	39,136	40,366
Deferred tax asset, net	23,803	6,369
Prepaid expenses and other assets	16,227	9,418
Total Assets	$21,315,234	$18,694,328

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$9,885,633	$7,757,050
Due after one year	8,940,989	8,486,647
Total notes payable	18,826,622	16,243,697
Debt securities of consolidated trusts held by third parties	1,532,401	1,528,957
Financial derivatives, at fair value	30,542	19,633
Accrued interest payable (includes $11,462 and $17,125, respectively, related to consolidated trusts)	104,340	96,743
Guarantee and commitment obligation	37,449	38,683
Accounts payable and accrued expenses	31,878	11,891
Reserve for losses	1,743	2,167
Total Liabilities	20,564,975	17,941,771
Commitments and Contingencies (Note 6)
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding	58,333	58,333
Series B, par value $25 per share, 3,000,000 shares authorized, issued and outstanding as of December 31, 2018 (redemption value $75,000,000)	—	73,044
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,179,053 shares and 9,137,550 shares outstanding, respectively	9,179	9,138
Additional paid-in capital	118,720	118,822
Accumulated other comprehensive income, net of tax	(43,024)	24,956
Retained earnings	435,479	393,351
Total Equity	750,259	752,557
Total Liabilities and Equity	$21,315,234	$18,694,328

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$22,855	$15,123	$61,718	$38,681
Farmer Mac Guaranteed Securities and USDA Securities	81,649	76,870	252,629	213,479
Loans	56,992	50,622	167,792	145,671
Total interest income	161,496	142,615	482,139	397,831
Total interest expense	121,384	97,557	358,374	265,611
Net interest income	40,112	45,058	123,765	132,220
Provision for loan losses	(760)	(99)	(1,074)	(92)
Net interest income after provision for loan losses	39,352	44,959	122,691	132,128
Non-interest income:
Guarantee and commitment fees	3,349	3,490	10,265	10,470
(Losses)/gains on financial derivatives	(7,360)	628	1,193	(688)
Gains/(losses) on trading securities	49	(3)	154	24
Losses on sale of real estate owned	—	(41)	—	(7)
Other income	530	365	1,378	1,259
Non-interest (loss)/income	(3,432)	4,439	12,990	11,058
Non-interest expense:
Compensation and employee benefits	7,654	6,777	22,030	20,367
General and administrative	5,253	4,350	14,538	13,878
Regulatory fees	688	625	2,063	1,875
Real estate owned operating costs, net	—	—	64	16
(Release of)/provision for reserve for losses	(137)	(102)	(424)	77
Non-interest expense	13,458	11,650	38,271	36,213
Income before income taxes	22,462	37,748	97,410	106,973
Income tax expense	4,629	7,979	20,362	21,749
Net income attributable to Farmer Mac	17,833	29,769	77,048	85,224
Preferred stock dividends	(3,427)	(3,295)	(10,508)	(9,886)
Loss on retirement of preferred stock	—	—	(1,956)	—
Net income attributable to common stockholders	$14,406	$26,474	$64,584	$75,338

Earnings per common share:
Basic earnings per common share	$1.34	$2.48	$6.04	$7.07
Diluted earnings per common share	$1.33	$2.46	$5.99	$7.01

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$14,406	$28,304	$26,474
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(7,117)	10,485	3,625
(Losses)/gains on hedging activities due to fair value changes	(4,535)	(1,438)	1,051
Unrealized gains/(losses) on trading securities	49	61	(3)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(7)	(139)	(38)
Net effects of terminations or net settlements on financial derivatives	232	(592)	546
Issuance costs on the retirement of preferred stock	—	(1,956)	—
Income tax effect related to reconciling items	2,389	(1,759)	(1,088)
Sub-total	(8,989)	4,662	4,093
Core earnings	$23,395	$23,642	$22,381

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$42,461	$41,355	$39,077
Guarantee and commitment fees(2)	5,208	5,276	5,170
Other(3)	389	777	110
Total revenues	48,058	47,408	44,357

Credit related expense/(income) (GAAP):
Provision for/(release of) losses	623	420	(3)
REO operating expenses	—	64	—
Losses on sale of REO	—	—	41
Total credit related expense/(income)	623	484	38

Operating expenses (GAAP):
Compensation and employee benefits	7,654	6,770	6,777
General and administrative	5,253	4,689	4,350
Regulatory fees	688	687	625
Total operating expenses	13,595	12,146	11,752

Net earnings	33,840	34,778	32,567
Income tax expense(4)	7,018	7,351	6,891
Preferred stock dividends (GAAP)	3,427	3,785	3,295
Core earnings	$23,395	$23,642	$22,381

Core earnings per share:
Basic	$2.19	$2.21	$2.10
Diluted	2.17	2.20	2.08

(1)
Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2019	September 30, 2018

Net income attributable to common stockholders	$64,584	$75,338
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	5,608	8,055
(Losses)/gains on hedging activities due to fair value changes	(8,790)	5,302
Unrealized gains on trading securities	154	24
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(162)	(528)
Net effects of terminations or net settlements on financial derivatives	(250)	2,020
Issuance costs on the retirement of preferred stock	(1,956)	—
Income tax effect related to reconciling items	722	(3,123)
Sub-total	(4,674)	11,750
Core earnings	$69,258	$63,588

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$122,617	$112,340
Guarantee and commitment fees(2)	15,903	15,424
Other(3)	1,675	649
Total revenues	140,195	128,413

Credit related expense (GAAP):
Provision for losses	650	169
REO operating expenses	64	16
Losses on sale of REO	—	7
Total credit related expense	714	192

Operating expenses (GAAP):
Compensation and employee benefits	22,030	20,367
General and administrative	14,538	13,878
Regulatory fees	2,063	1,875
Total operating expenses	38,631	36,120

Net earnings	100,850	92,101
Income tax expense(4)	21,084	18,627
Preferred stock dividends (GAAP)	10,508	9,886
Core earnings	$69,258	$63,588

Core earnings per share:
Basic	$6.48	$5.97
Diluted	6.43	5.92

(1)
Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
GAAP - Basic EPS	$1.34	$2.65	$2.48	$6.04	$7.07
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.66)	0.98	0.34	0.52	0.76
(Losses)/gains on hedging activities due to fair value changes	(0.42)	(0.13)	0.10	(0.82)	0.50
Unrealized gains on trading securities	—	0.01	—	0.01	—
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	(0.01)	—	(0.02)	(0.05)
Net effects of terminations or net settlements on financial derivatives	0.02	(0.06)	0.05	(0.02)	0.19
Issuance costs on the retirement of preferred stock	—	(0.18)	—	(0.18)	—
Income tax effect related to reconciling items	0.21	(0.17)	(0.11)	0.07	(0.30)
Sub-total	(0.85)	0.44	0.38	(0.44)	1.10
Core Earnings - Basic EPS	$2.19	$2.21	$2.10	$6.48	$5.97

Shares used in per share calculation (GAAP and Core Earnings)	10,706	10,698	10,668	10,691	10,650

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$1.33	$2.63	$2.46	$5.99	$7.01
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.66)	0.96	0.33	0.52	0.75
(Losses)/gains on hedging activities due to fair value changes	(0.42)	(0.14)	0.10	(0.82)	0.49
Unrealized gains on trading securities	—	0.01	—	0.01	—
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	(0.01)	—	(0.02)	(0.05)
Net effects of terminations or net settlements on financial derivatives	0.02	(0.05)	0.05	(0.02)	0.19
Issuance costs on the retirement of preferred stock	—	(0.18)	—	(0.18)	—
Income tax effect related to reconciling items	0.22	(0.16)	(0.10)	0.07	(0.29)
Sub-total	(0.84)	0.43	0.38	(0.44)	1.09
Core Earnings - Diluted EPS	$2.17	$2.20	$2.08	$6.43	$5.92

Shares used in per share calculation (GAAP and Core Earnings)	10,776	10,770	10,744	10,774	10,743

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$40,112	0.78%	$43,054	0.87%	$45,058	0.99%	$123,765	0.84%	$132,220	0.98%
Net effects of consolidated trusts	(1,859)	0.02%	(1,873)	0.03%	(1,681)	0.05%	(5,638)	0.03%	(4,953)	0.04%
Expense related to undesignated financial derivatives	(268)	—%	(1,557)	(0.03)%	(3,223)	(0.08)%	(4,370)	(0.03)%	(9,523)	(0.08)%
Amortization of premiums/discounts on assets consolidated at fair value	28	—%	289	0.01%	49	—%	341	—%	555	0.01%
Amortization of losses due to terminations or net settlements on financial derivatives	(42)	—%	14	—%	(75)	—%	(98)	—%	(207)	—%
Fair value changes on fair value hedge relationships	4,490	0.10%	1,428	0.03%	(1,051)	(0.03)%	8,617	0.06%	(5,752)	(0.05)%
Net effective spread	$42,461	0.90%	$41,355	0.91%	$39,077	0.93%	$122,617	0.90%	$112,340	0.90%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2019:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2019
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$15,345	$4,491	$2,602	$14,853	$2,821	$—		$40,112
Less: reconciling adjustments(1)(2)(3)	(2,164)	(177)	1,900	2,954	(164)	(2,349)		—
Net effective spread	13,181	4,314	4,502	17,807	2,657	(2,349)		—
Guarantee and commitment fees(2)	4,523	250	348	87	—	(1,859)		3,349
Other income/(expense)(3)	390	92	17	—	(110)	(7,170)		(6,781)
Non-interest income/(loss)	4,913	342	365	87	(110)	(9,029)		(3,432)

Provision for loan losses	(760)	—	—	—	—	—		(760)

Release of reserve for losses	137	—	—	—	—	—		137
Other non-interest expense	(5,062)	(1,506)	(913)	(2,277)	(3,837)	—		(13,595)
Non-interest expense(4)	(4,925)	(1,506)	(913)	(2,277)	(3,837)	—		(13,458)
Core earnings before income taxes	12,409	3,150	3,954	15,617	(1,290)	(11,378)	(5)	22,462
Income tax (expense)/benefit	(2,606)	(662)	(830)	(3,280)	360	2,389		(4,629)
Core earnings before preferred stock dividends	9,803	2,488	3,124	12,337	(930)	(8,989)	(5)	17,833
Preferred stock dividends	—	—	—	—	(3,427)	—		(3,427)
Segment core earnings/(losses)	$9,803	$2,488	$3,124	$12,337	$(4,357)	$(8,989)	(5)	$14,406

Total assets at carrying value	$4,934,887	$2,238,558	$1,692,835	$8,651,264	$3,797,690	$—		$21,315,234
Total on- and off-balance sheet program assets at principal balance	$7,393,728	$2,567,763	$2,232,602	$8,738,266	$—	$—		$20,932,359

(1)	Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.

(2)
Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

(3)
Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.

(4)	Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.

(5)
Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of September 30, 2019	As of December 31, 2018
	(in thousands)
Farm & Ranch:
Loans	$3,310,248	$3,071,222
Loans held in trusts:
Beneficial interests owned by third party investors	1,526,718	1,517,101
LTSPCs	2,441,456	2,509,787
Guaranteed Securities	115,306	135,862
USDA Guarantees:
USDA Securities	2,131,066	2,120,553
Farmer Mac Guaranteed USDA Securities	436,697	395,067
Rural Utilities:
Loans	1,612,773	938,843
LTSPCs(1)	619,829	653,272
Institutional Credit
AgVantage Securities	8,438,266	8,082,817
Revolving floating rate AgVantage facility(2)	300,000	300,000
Total	$20,932,359	$19,724,524

(1)
Includes $20.0 million and $17.0 million related to one-year loan purchase commitments on which Farmer Mac receives a nominal unused commitment fee as of September 30, 2019 and December 31, 2018, respectively.

(2)
During first nine months of both 2019 and 2018, $100.0 million of this facility was drawn and subsequently repaid. Farmer Mac receives a fixed fee based on the full dollar amount of the facility. If the counterparty draws on the facility, the amounts drawn will be in the form of AgVantage securities, and Farmer Mac will earn interest income on those securities.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2019 (1)	$13,181	1.66%	$4,314	0.79%	$4,502	1.16%	$17,807	0.84%	$2,657	0.30%	$42,461	0.90%
June 30, 2019	13,335	1.72%	4,097	0.76%	3,996	1.10%	17,371	0.82%	2,556	0.34%	41,355	0.91%
March 31, 2019	12,737	1.70%	3,964	0.74%	3,233	1.12%	16,373	0.79%	2,494	0.35%	38,801	0.89%
December 31, 2018	13,288	1.79%	4,630	0.85%	2,833	1.19%	15,751	0.80%	2,353	0.36%	38,855	0.93%
September 30, 2018	13,887	1.91%	4,627	0.86%	2,877	1.18%	15,642	0.78%	2,044	0.30%	39,077	0.93%
June 30, 2018	13,347	1.86%	4,398	0.83%	2,923	1.15%	15,220	0.76%	274	0.04%	36,162	0.86%
March 31, 2018	12,540	1.80%	4,400	0.82%	2,950	1.12%	14,824	0.78%	2,387	0.36%	37,101	0.91%
December 31, 2017	12,396	1.80%	4,979	0.93%	3,057	1.14%	14,800	0.78%	2,235	0.35%	37,467	0.93%
September 30, 2017	11,303	1.73%	4,728	0.90%	2,765	1.07%	14,455	0.78%	2,725	0.41%	35,976	0.91%

(1)	See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended September 30, 2019.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	September 2019	June 2019	March 2019	December 2018	September 2018	June 2018	March 2018	December 2017	September 2017
	(in thousands)
Revenues:
Net effective spread	$42,461	$41,355	$38,801	$38,855	$39,077	$36,162	$37,101	$37,467	$35,976
Guarantee and commitment fees	5,208	5,276	5,419	5,309	5,170	5,171	5,083	5,157	4,935
Other	389	777	509	(129)	110	111	428	69	274
Total revenues	48,058	47,408	44,729	44,035	44,357	41,444	42,612	42,693	41,185

Credit related expense/(income):
Provision for/(release of) losses	623	420	(393)	166	(3)	582	(410)	464	384
REO operating expenses	—	64	—	—	—	—	16	—	—
Losses/(gains) on sale of REO	—	—	—	—	41	(34)	—	(964)	(32)
Total credit related expense/(income)	623	484	(393)	166	38	548	(394)	(500)	352

Operating expenses:
Compensation and employee benefits	7,654	6,770	7,606	7,167	6,777	6,936	6,654	5,247	5,987
General and administrative	5,253	4,689	4,596	5,829	4,350	5,202	4,326	4,348	3,890
Regulatory fees	688	687	688	687	625	625	625	625	625
Total operating expenses	13,595	12,146	12,890	13,683	11,752	12,763	11,605	10,220	10,502

Net earnings	33,840	34,778	32,232	30,186	32,567	28,133	31,401	32,973	30,331
Income tax expense	7,018	7,351	6,715	6,431	6,891	5,477	6,259	11,796	10,268
Preferred stock dividends	3,427	3,785	3,296	3,296	3,295	3,296	3,295	3,296	3,295
Core earnings	$23,395	$23,642	$22,221	$20,459	$22,381	$19,360	$21,847	$17,881	$16,768

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(7,117)	10,485	2,240	(96)	3,625	6,709	(2,279)	(261)	995
(Losses)/gains on hedging activities due to fair value changes	(4,535)	(1,438)	(2,817)	(853)	1,051	1,687	2,564	(3)	1,742
Unrealized gains/(losses) on trading assets	49	61	44	57	(3)	11	16	60	—
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(7)	(139)	(16)	67	(38)	196	(686)	(129)	(954)
Net effects of terminations or net settlements on financial derivatives	232	(592)	110	(312)	546	232	1,242	632	862
Issuance costs on the retirement of preferred stock	—	(1,956)	—	—	—	—	—	—	—
Re-measurement of net deferred tax asset due to enactment of new tax legislation	—	—	—	—	—	—	—	(1,365)	—
Income tax effect related to reconciling items	2,389	(1,759)	92	238	(1,088)	(1,855)	(180)	(105)	(926)
Net income attributable to common stockholders	$14,406	$28,304	$21,874	$19,560	$26,474	$26,340	$22,524	$16,710	$18,487